AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1997
                                                     REGISTRATION NO. 333-32811
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

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                        U.S. TIMBERLANDS COMPANY, L.P.
            (Exact name of registrant as specified in its charter)

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       DELAWARE                      0800                   91-1842156
    (State or other      (Primary Standard Industrial    (I.R.S. Employer
    jurisdiction of       Classification Code Number) Identification Number)
   incorporation or
     organization)

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                                  P.O. BOX 10
                                6400 HIGHWAY 66
                          KLAMATH FALLS, OREGON 97601
                                (541) 884-2240
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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                               JOHN J. STEPHENS
                                  P.O. BOX 10
                                6400 HIGHWAY 66
                          KLAMATH FALLS, OREGON 97601
                                (541) 884-2240
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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                                  Copies to:
  ANDREWS & KURTH L.L.P.                                  BAKER & BOTTS, L.L.P.
   425 LEXINGTON AVENUE                                      ONE SHELL PLAZA
        10TH FLOOR                                            910 LOUISIANA
NEW YORK, NEW YORK 10017                                   HOUSTON, TEXAS 77002
      (212) 850-2800                                           (713) 229-1234
ATTN: JONATHAN P. CRAMER                                  ATTN: JOSHUA DAVIDSON
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  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
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  If any of the securities being registered on this Form are to be offered on a delayed or continuing basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
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  THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                             EXPLANATORY NOTE

  U.S. Timberlands Company, L.P. has prepared this Amendment No. 4 to its Registration Statement on Form S-1 for the purposes of filing an exhibit with the Securities and Exchange Commission and to complete Item 13 of Part II to the Registration Statement. This Amendment No. 4 does not modify any provision of the prospectus included in the Registration Statement; accordingly, such prospectus has not been included herein.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market filing fee, the amounts set forth below are estimates.

      Securities and Exchange Commission registration fee........... $   55,889
      NASD filing fee...............................................     18,942
      Nasdaq filing fee.............................................     34,580
      Printing and engraving expenses...............................    375,000
      Legal fees and expenses.......................................  1,325,000
      Accounting fees and expenses..................................    550,000
      Other professional and appraisal fees.........................    140,000
      Transfer agent and registrar fees.............................      2,500
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          Total..................................................... $2,501,911
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ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Section of the Prospectus entitled "The Partnership Agreement-- Indemnification" is incorporated herein by this reference.

  Reference is made to Section 7 of the Underwriting Agreement filed as
Exhibit 1.1 to this Registration Statement.

  Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  There has been no sale of securities of the Company within the past three years.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

  a. Exhibits

    *1.1 --Form of Underwriting Agreement
    *3.1 --Form of Amended and Restated Agreement of Limited Partnership of
          U.S. Timberlands Company, L.P. (included as Appendix A to the
          Prospectus)
    +3.2 --Form of Amended and Restated Operating Agreement of U.S. Timberlands
          Klamath Falls, L.L.C.
    *5.1 --Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered
    *8.1 --Opinion of Andrews & Kurth L.L.P. relating to tax matters
   +10.1 --Form of Credit Agreement among U.S. Timberlands Klamath Falls,
          L.L.C. and certain banks
   +10.2 --Form of Indenture among U.S. Timberlands Klamath Falls, L.L.C., U.S.
          Timberlands Finance Corp. and State Street Bank and Trust Company, as trustee
   *10.3 --Form of Contribution, Conveyance and Assumption Agreement among U.S.
          Timberlands Company, L.P. and certain other parties
   *10.4 --Form of U.S. Timberlands Company, L.P. 1997 Long-Term Incentive Plan
   *10.5 --Forms of Employment Agreement for Messrs. Rudey, Stephens, Kobacker
          and Morgan
   +10.6 --Supply Agreement between U.S. Timberlands Klamath Falls, L.L.C. and
          Collins Products LLC
   *21.1 --List of Subsidiaries
   *23.1 --Consent of Arthur Andersen LLP
   *23.2 --Consent of Mason, Bruce & Girard, Inc.
   *23.3 --Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1 and 8.1)
   *24.1 --Powers of Attorney
   *27.1 --Financial Data Schedule

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* Previously filed
+ Incorporated by reference to an exhibit to the Registration Statement on Form S-1 (File No. 333-34389), as amended, of U.S. Timberlands Klamath Falls, L.L.C. and U.S. Timberlands Finance Corp.

  b. Financial Statement Schedules

  All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

  (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

  (ii) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 12, 1997.

                                          U.S. Timberlands Company, L.P.

                                          By: New Services, L.L.C.*
                                              As General Partner

                                          By:    /s/ John M. Rudey
                                             ----------------------------------
                                             Name: John M. Rudey
                                             Title: Chairman




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  * Upon the consummation of this offering, New Services, L.L.C. will change its name to "U.S. Timberlands Services Company, L.L.C."

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT 1933, AS AMENDED, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND DATES INDICATED BELOW.

              SIGNATURE                        TITLE                 DATE

          /s/ John M. Rudey            Chairman and
-------------------------------------   Director                 November 12,
            JOHN M. RUDEY                                         1997

                  *                    President, Chief
-------------------------------------   Executive Officer        November 12,
          JOHN J. STEPHENS              and Director              1997

                  *                    Executive Vice
-------------------------------------   President, Chief         November 12,
         EDWARD J. KOBACKER             Operating Officer         1997
                                        and Director

                  *                    Vice President and
-------------------------------------   Chief Financial          November 12,
          MICHAEL J. MORGAN             Officer                   1997

                  *                    Director
-------------------------------------                            November 12,
           JOHN H. BEUTER                                         1997

                  *                    Director
-------------------------------------                            November 12,
           AUBREY L. COLE                                         1997

                  *                    Director
-------------------------------------                            November 12,
          GEORGE R. HORNIG                                        1997

                  *                    Director
-------------------------------------                            November 12,
          ROBERT F. WRIGHT                                        1997

           /s/ John M. Rudey
*By__________________________________                            November 12,
            JOHN M. RUDEY                                         1997
          ATTORNEY-IN-FACT